Exhibit 3.8

Registration No. 39179

BERMUDA

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Freescale Holdings (Bermuda) IV, Ltd., by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Freescale Semiconductor Holdings IV, Ltd., on the 6th day of March, 2007.

Given under my hand and the Seal of
the REGISTRAR OF COMPANIES
this 7th day of March, 2007

for Registrar of Companies